FOR IMMEDIATE RELEASE	Krispy Kreme Contact:
Brian K. Little
336-726-8825
blittle@KrispyKreme.com

KRISPY KREME REPORTS OPERATING PROFIT FOR THE FOURTH QUARTER
AND FISCAL YEAR ENDED FEBRUARY 1, 2009

Winston-Salem, NC – April 16, 2009 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the fourth quarter and fiscal year ended February 1, 2009 (“fiscal 2009”).

Fourth Quarter Highlights:

  Operating income for the fourth quarter was $1.5 million compared to an operating loss of $25.2 million in the fourth quarter last year
  For the year, operating income was $4.8 million compared to an operating loss of $42.6 million last year
  The net loss in the fourth quarter was $303,000 (less than $0.01 per share) compared to a net loss of $31.8 million ($0.50 per share) in the fourth quarter of fiscal 2008
  For the year, the net loss was $4.1 million ($.06 per share) compared to a loss of $67.1 million ($1.05 per share) last year
  Same store sales at Company-owned stores rose 0.9% in the fourth quarter and finished down 0.7% for the year, improving over year-to-date third quarter same store sales

“We are seeing early signs of progress toward achieving a number of our strategic goals,” said Jim Morgan, Chairman, President and Chief Executive Officer. “We earned an operating profit for the fourth quarter and also for the year, our first annual operating profit since fiscal 2004. We’ve also made measurable progress in implementing our initiatives.” That progress includes:

  On March 31, we opened the first of the Company’s new small retail concept shops, a traditional factory store on a smaller scale, paired with tunnel oven technology that will enable us to offer our signature hot Original Glazed® doughnuts virtually around the clock;
  We opened our second new Company small retail concept shop on April 9, and we are in active negotiations for 7 additional sites;
  We are reaching sufficient scale in several markets to begin deploying a more comprehensive and integrated marketing portfolio with enhanced use of broadcast media;
  Domestic franchisees opened 5 new small retail shops in fiscal 2009 and have additional stores planned;
  We are enhancing off-premises route profitability by closely focusing on door economics, measured by sales per mile and delivery cost per mile;
  We have identified the first new, longer shelf-life products for distribution to our off-premises customers beginning in late May, to more closely match our off-premises product offerings to consumer preferences;
  We have introduced a new sales-focused incentive compensation plan that incentivizes our off-premises sales force to grow the business and allows them to share in that growth

  We have begun reorganizing both our on- and off-premises operations to more clearly establish lines of authority and responsibility for results and to focus on driving customer satisfaction in both channels;
  We have engaged a new global marketing firm to assist in the development of integrated product, promotional and brand-building efforts for our growing international store operations;
  We have identified regional/global supply chain opportunities in order to leverage our growing international business, and are working to implement additional improvements that deliver efficiencies to international franchisees; and
  We have implemented new food and labor cost management tools and training to improve shop operations, and have more tools in the pipeline, all of which will benefit both Company and franchise stores

“We also have reached agreement with our lenders on amendments to our credit facilities that should enable us to remain in compliance with the agreements and continue to provide backup sources of liquidity,” Morgan noted. “We finished the year with $39 million of net debt, down $32 million in the past two years, and remain committed to further reducing our need for borrowed money.

“While there is still much work to be done, we continue to believe that our strategies are the right ones, and that our extraordinarily committed employees will continue to successfully implement those strategies. We look forward to seeing the benefits of these strategies more fully reflected in our financial results in the quarters and years ahead,” Morgan concluded.

Management will host a conference call to review fourth quarter and annual results this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.KrispyKreme.com. To access an archived audio replay of the call, dial 888-203-1112 and enter the passcode 6897534. International callers may access the replay by dialing 719-457-0820 and entering passcode 6897534. The audio replay will be available through April 22, 2009.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer of premium quality sweet treats, including its signature hot Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme can be found in approximately 520 locations around the world. Visit us at www.KrispyKreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; risks associated with our high levels of indebtedness; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; risks associated with competition; and other factors discussed in Krispy Kreme's periodic reports filed with the Securities and Exchange Commission.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET

	Feb. 1,	Feb. 3,
	2009	2008
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,538	$24,735
Receivables	19,229	22,991
Accounts and notes receivable — equity method franchisees	1,019	2,637
Inventories	15,587	19,987
Deferred income taxes	106	83
Other current assets	4,327	5,647
Total current assets	75,806	76,080
Property and equipment	85,075	90,996
Investments in equity method franchisees	1,187	1,950
Goodwill and other intangible assets	23,856	23,856
Other assets	9,002	9,469
Total assets	$194,926	$202,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,413	$1,557
Accounts payable	8,981	5,712
Accrued liabilities	29,222	35,949
Total current liabilities	39,616	43,218
Long-term debt, less current maturities	73,454	75,156
Deferred income taxes	106	83
Other long-term obligations	23,995	27,270
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred stock, no par value; 10,000 shares authorized; none issued and
Outstanding	—	—
Common stock, no par value; 300,000 shares authorized; 67,512 and 65,370 shares
issued and outstanding	361,801	355,615
Accumulated other comprehensive income (loss)	(913)	81
Accumulated deficit	(303,133)	(299,072)
Total shareholders’ equity	57,755	56,624
Total liabilities and shareholders’ equity	$194,926	$202,351

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Quarter Ended		Year Ended
	Feb. 1,	Feb. 3,	Feb. 1,	Feb. 3,
	2009	2008	2009	2008
Revenues	$91,768	$110,948	$383,984	$429,319
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization shown below)	80,081	96,775	345,007	380,014
General and administrative expenses	6,052	6,909	23,458	26,303
Depreciation and amortization expense	2,100	4,791	8,709	18,433
Impairment charges and lease termination costs	1,196	27,569	548	62,073
Settlement of litigation	—	—	—	(14,930)
Other operating (income) and expense, net	875	86	1,501	13
Operating income (loss)	1,464	(25,182)	4,761	(42,587)
Interest income	44	198	331	1,422
Interest expense	(3,338)	(2,367)	(10,679)	(9,796)
Loss on extinguishment of debt	—	—	—	(9,622)
Equity in losses of equity method franchisees	(101)	(238)	(786)	(933)
Other non-operating income and (expense), net	2,744	(2,948)	2,815	(3,211)
Income (loss) before income taxes	813	(30,537)	(3,558)	(64,727)
Provision for income taxes	1,116	1,278	503	2,324
Net loss	$(303)	$(31,815)	$(4,061)	$(67,051)

Loss per common share:
Basic	$—	$(.50)	$(.06)	$(1.05)
Diluted	$—	$(.50)	$(.06)	$(1.05)

Weighted average shares outstanding
Basic	66,998	64,233	65,940	63,805
Diluted	66,998	64,233	65,940	63,805

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	Feb. 1,	Feb. 3,
	2009	2008
	(In thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(4,061)	$(67,051)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,709	18,433
Deferred income taxes	651	889
Impairment charges	1,050	61,041
Settlement of litigation	—	(14,930)
Accrued rent expense	(352)	(663)
Loss on disposal of property and equipment	746	64
Gain on refranchise of Canadian subsidiary	(2,805)	—
Gain on disposal of interests in equity method franchisees	(931)	(260)
Unrealized loss on interest rate derivatives	798	—
Share-based compensation	5,152	7,599
Provision for doubtful accounts	270	1,786
Amortization of deferred financing costs	832	6,041
Equity in losses of equity method franchisees	786	933
Other	1,820	991
Change in assets and liabilities:
Receivables	4,158	284
Inventories	4,263	1,058
Other current and non-current assets	590	2,105
Accounts payable and accrued liabilities	(3,817)	(7,550)
Other long-term obligations	(1,266)	(1,058)
Net cash provided by operating activities	16,593	9,712
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,694)	(5,509)
Proceeds from disposals of property and equipment	748	18,314
Investment in a franchise investee	(113)	—
Sale of interests in equity method franchisee	—	300
Other investing activities	(237)	13
Net cash provided by (used for) investing activities	(4,296)	13,118
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	110,000
Repayment of long-term debt	(1,989)	(141,733)
Deferred financing costs	(467)	(2,891)
Proceeds from exercise of stock options	3,103	292
Repurchase of common shares	(2,069)	(93)
Net cash used for financing activities	(1,422)	(34,425)
Effect of exchange rate changes on cash	(72)	88
Net increase (decrease) in cash and cash equivalents	10,803	(11,507)
Cash and cash equivalents at beginning of year	24,735	36,242
Cash and cash equivalents at end of year	$35,538	$24,735
Supplemental schedule of non-cash investing and financing activities:
Assets acquired under capital leases	$143	$750

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

(Dollars in thousands)

	Quarter Ended		Year Ended
	Feb. 1,	Feb. 3,	Feb. 1,	Feb. 3,
	2009	2008	2009	2008
Revenues:
Company Stores	$63,929	$75,940	$265,890	$304,444
Franchise	6,005	7,185	25,537	22,958
KK Supply Chain:
Total revenues	44,391	52,868	188,115	203,283
Less- intersegment sales elimination	(22,557)	(25,045)	(95,558)	(101,366)
External KK Supply Chain revenues	21,834	27,823	92,557	101,917
Total revenues	$91,768	$110,948	$383,984	$429,319
Operating income (loss):
Company Stores	$(828)	$895	$(9,813)	$(6,292)
Franchise	3,987	4,320	16,515	14,317
KK Supply Chain	5,829	4,402	23,269	24,083
Unallocated general and administrative expenses	(6,328)	(7,230)	(24,662)	(27,552)
Impairment charges and lease termination costs	(1,196)	(27,569)	(548)	(62,073)
Settlement of litigation	—	—	—	14,930
Total operating income (loss)	$1,464	$(25,182)	$4,761	$(42,587)
Depreciation and amortization expense:
Company Stores	$1,548	$2,540	$6,402	$11,558
Franchise	22	22	86	92
KK Supply Chain	254	1,915	1,019	5,586
Corporate administration	276	314	1,202	1,197
Total depreciation and amortization expense	$2,100	$4,791	$8,709	$18,433

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	NUMBER OF STORES
	FACTORY	SATELLITE	TOTAL
Quarter ended February 1, 2009:
NOVEMBER 2, 2008	284	225	509
Opened	3	21	24
Closed	(5)	(5)	(10)
Converted from satellites	1	(1)	—
Converted to satellites	(2)	2	—
FEBRUARY 1, 2009	281	242	523

Year ended February 1, 2009:
FEBRUARY 3, 2008	295	154	449
Opened	19	101	120
Closed	(27)	(19)	(46)
Converted from satellites	3	(3)	—
Converted to satellites	(9)	9	—
FEBRUARY 1, 2009	281	242	523

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS (1)

(Dollars in thousands)

	Quarter Ended		Year Ended
	Feb. 1,	Feb. 3,	Feb. 1,	Feb. 3,
	2009	2008	2009	2008
Year over year percentage change in systemwide sales (2)	(5.4)%	2.3%	(0.1)%	(0.9)%

Average weekly sales per store (3):
Company	$50.4	$51.9	$50.8	$53.0
Systemwide	$28.5	$35.8	$31.6	$37.2

Store operating weeks (4):
Company	1,252	1,347	5,191	5,626
Systemwide	6,493	5,487	24,448	20,797

Change in Company on-premises same store sales (5)	0.9%	1.6%	(0.7)%	0.0%

Company off-premises sales (6):
Change in average weekly number of doors	(6.8)%	1.9%	(7.0)%	(1.1)%
Change in average weekly sales per door	(4.2)%	(7.7)%	(7.5)%	(6.4)%

(1)	The Company’s fiscal year ends on the Sunday closest to January 31, which periodically results in a 53-week year. Fiscal 2008 contained 53 weeks. To enhance comparability, amounts in the table set forth above for selected operating statistics for fiscal 2008 have been computed based upon the 52-week period ended January 27, 2008.
(2)	Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores. The Company believes systemwide sales data is useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.
(3)	Represents, on a Company and systemwide basis, total sales of all stores divided by the number of operating weeks for both factory and satellite stores.
(4)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for both factory and satellite stores.
(5)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.
(6)	For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.